Annual Statement of Compliance

VIA: EMAIL

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas77081

Re:  Pooling and Servicing Agreement (the “Agreement”), dated as of March 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee (the “Trustee”), relating to Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-3

I, Barbara L. Marik, a First Vice President of LaSalle Bank National Association, as Trustee hereby certify that:

          (1) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof.

Date: February 1, 2007

LaSalle Bank National Association, as Trustee

/s/ Barbara L Marik
Barbara L. Marik
First Vice President